Kronos Bio Reports Third Quarter 2024 Financial Results and Corporate Update Including Plan to Evaluate Strategic Alternatives

– Discontinuing development of istisociclib, a CDK9 inhibitor; benefit-risk profile in platinum-resistant high-grade serous ovarian cancer does not support further development –

– Kronos Bio Board of Directors has approved plan to evaluate strategic alternatives to maximize stockholder value –

– Kronos Bio’s additional pipeline assets include preclinical p300 KAT inhibitor programs in oncology and autoimmune disease –

— $124.9 million cash, cash equivalents, and investments as of September 30, 2024 —

SAN MATEO, Calif., and CAMBRIDGE, Mass., Nov 13, 2024 – Kronos Bio, Inc. (Nasdaq: KRON), a company developing small molecule therapeutics that address cancers and autoimmune diseases driven by deregulated transcription, today reported financial results for the third quarter of 2024 and provided a strategic update following a recent assessment of its ongoing Phase 1/2 expansion cohort of istisociclib in patients with platinum-resistant high-grade serous ovarian cancer. Based on a review of emerging clinical data in the 80mg four-days-on, three-days-off expansion cohort, the Company and its Board of Directors has determined that the benefit-risk profile does not warrant further clinical evaluation of istisociclib. After an overall review of its business and given the clinical development timelines of its additional pipeline candidates, the Company will explore strategic alternatives with the goal of maximizing stockholder value. Kronos Bio will be implementing significant expense reduction strategies while it explores options for the Company and its remaining internally developed preclinical assets, one of which could include partnering the two p300 lysine acetyltransferase (KAT) inhibitor programs: an oncology candidate, KB-9558, for multiple myeloma and HPV-driven cancers expected to be IND-ready by the end of 2024, and an autoimmune disease candidate, KB-7898, for Sjögren’s disease which has begun IND-enabling studies.

“While we believe istisociclib has provided benefit to a small number of patients in the Phase 1/2 trial, the emerging profile in patients with platinum-resistant ovarian cancer suggests an unfavorable risk-benefit profile and does not warrant further clinical development,” said Norbert Bischofberger, Ph.D., chief executive officer. “We are very grateful to the patients, caregivers and medical staff who dedicated their time and energy to make this clinical trial possible and your commitment to evaluating novel approaches to treat cancer.”

Charles Lin, Ph.D., Kronos’ chief scientific officer, added, “We continue to believe in the promise of our proprietary discovery technology’s application focused on targeting IRF4 where we have validated the critical role of this transcription factor in driving tumor cell growth in multiple myeloma and HPV-driven tumors or inflammation in autoimmune disease. Data from our early-stage p300 KAT inhibitor programs demonstrate that inhibition of key signaling pathways leads to restoration of tumor suppression activity in cancer cells or reduction of inflammation in autoimmune disease, underscoring the potential of this approach for patients that have limited or no targeted therapies.”

The decision to discontinue the development of istisociclib resulted from a recent safety assessment from the ongoing Phase 1/2 clinical trial patients with platinum-resistant high-grade serous ovarian cancer. Out of seven enrolled patients, five exhibited neurological events as characterized by involuntary movements, confusion and hallucinations ranging from Grade 1 to Grade 3. Of those five patients, three discontinued due to adverse events, and two reduced the dose of istisociclib.

Third Quarter 2024 Financial Highlights

•Cash, cash equivalents and investments: Kronos Bio has $124.9 million in cash, cash equivalents and investments as of September 30, 2024.

•R&D expenses: Research and development expenses were $12.3 million for the third quarter of 2024, which includes non-cash stock-based compensation expense of $0.8 million.

•G&A expenses: General and administrative expenses were $5.8 million for the third quarter of 2024, which includes non-cash stock-based compensation expense of $1.2 million.

•Net loss: Net loss for the third quarter of 2024 was $14.1 million, or $0.23 per share, including non-cash stock-based compensation expense of $2.0 million.

Process to Explore Strategic Alternatives

Kronos Bio has an exclusive engagement with a financial advisor to assist in evaluating strategic alternatives which may include, but is not limited to, an acquisition, merger, reverse merger, other business combination, sales of assets or other strategic transactions. There can be no assurance of a transaction, a successful outcome of these efforts, or the form or the timing of any such outcome. The Company does not intend to make any further disclosures that the exploration of strategic alternatives will result in any agreements or transactions, or that, if executed, any agreement or transaction will be successfully consummated or on attractive terms. The Company does not intend to make any further disclosures regarding the strategic review process unless and until a specific course of action is approved by the Company's board of directors or until the Company determines that further disclosure is appropriate.

About Kronos Bio, Inc.

Kronos Bio is a biopharmaceutical company developing small molecule therapeutics that address deregulated transcription, a hallmark of cancer and autoimmune diseases. Our proprietary discovery engine decodes complex transcription factor regulatory networks to identify druggable cofactors. We screen for and optimize small molecules that target these cofactors in a disease-specific context.

Kronos Bio is based in San Mateo, Calif., and has a research facility in Cambridge, Mass. For more information, visit https://www.kronosbio.com or follow the Company on LinkedIn.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The press release, in some cases, uses terms such as “anticipate,” “believe,” “could,” “expect,” “plan,” “will,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding Kronos Bio’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, Kronos Bio’s plans to evaluate and explore a variety of potential strategic alternatives focused on maximizing stockholder value, including, but not limited to, an acquisition, merger, reverse merger, other business combination, sales of assets or other strategic transactions; the timing for the expected completion of IND-enabling studies of KB-5998 and KB-7898; projected cash runway; the potential of Kronos Bio’s product candidates, pipeline and its proprietary discovery engine; and other statements that are not historical fact.

Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: our activities to evaluate and pursue potential strategic alternatives may not result in any transaction or enhance stockholder value; changes in the macroeconomic environment or competitive landscape that impact Kronos Bio’s business or partnering landscape; whether Kronos Bio will be able to progress its preclinical studies on the timelines anticipated, including due to risks inherent in the development of novel therapeutics; the risk that results of preclinical studies and pharmacokinetic modeling are not necessarily predictive of future results; and risks associated with the sufficiency of Kronos Bio’s cash resources and need for additional capital. These and other risks are described in greater detail in Kronos Bio’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 8, 2024, and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, being filed with the SEC later today. Any forward-looking statements that are made in this press release speak only as of the date of this press release and are based on management’s assumptions and estimates as of such date. Except as required by law, Kronos Bio assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Kronos Bio, Inc.
Condensed Statements of Operations and Comprehensive Loss
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$2,370	$917	$7,578	$4,002
Operating expenses:
Research and development	$12,268	$25,344	$40,255	$65,811
General and administrative	5,818	9,398	19,692	29,761
Impairment of long-lived assets and restructuring	—	—	13,364	2,916
Total operating expenses	18,086	34,742	73,311	98,488
Loss from operations	(15,716)	(33,825)	(65,733)	(94,486)
Other income (expense), net:
Interest income and other expense, net	1,608	2,451	5,467	7,133
Total other income (expense), net	1,608	2,451	5,467	7,133
Net loss	$(14,108)	$(31,374)	(60,266)	(87,353)
Other comprehensive loss:
Net unrealized gain (loss) on available-for-sale securities	60	214	5	537
Net comprehensive loss	$(14,048)	$(31,160)	$(60,261)	$(86,816)
Net loss per share, basic and diluted	$(0.23)	$(0.54)	$(1.00)	$(1.52)
Weighted average shares of common stock, basic and diluted	60,312	58,146	59,979	57,567

Kronos Bio, Inc.
Selected Balance Sheet Data
(in thousands)
(Unaudited)

	September 30, 2024	December 31, 2023
Cash, cash equivalents and investments	$124,857	$174,986
Total assets	150,024	213,279
Total liabilities	38,896	54,201
Total stockholders’ equity	111,128	159,078

Investor & Media Contact:
Margaux Bennett
Vice President, Corporate Development and Investor Relations, Kronos Bio
mbennett@kronosbio.com